UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

September 28, 2009

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Information.

We are filing the information set forth in this Current Report on Form 8-K (this “Form 8-K”) pursuant to Item 8.01 hereunder to update and supersede: (i) the risk factors associated with the business and operations of SinoHub, Inc. (the “Company”) contained in the Company’s amended Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2009 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) the description of the Company’s capital stock incorporated by reference in the Company’s registration statement on Form 8-A filed with the SEC on August 4, 2009, under the Exchange Act. The risk factors and description of capital stock are attached hereto as Exhibits 99.1 and 99.2, respectively.  The risk factors and description of capital stock will be available for incorporation by reference into certain of the Company’s filings with the SEC under the Securities Act of 1933, as amended, and the Exchange Act, including registration statements.

On August 21, 2009 our wholly-owned subsidiary SinoHub Electronics Shenzhen, Ltd.  ("SinoHub Electronics SZ") exercised its rights under a declaration of trust with Ms. Hantao Cui, a citizen of the PRC, a shareholder of the Company and the spouse of our President Lei Xia, as trustee (the "Trustee") to cause the shares of SinoHub SCM Shenzhen, Ltd. ("SinoHub SCM SZ") previously registered in the name of the Trustee to be registered in the name of SinoHub Electronics SZ.  SinoHub SCM SZ is now directly and solely owned by SinoHub Electronics SZ.  The trust arrangement was originally established in order to take advantage of favorable treatment available to enterprises whose registered owners are Chinese citizens under certain Chinese import/export regulations.  Ownership by a Chinese citizen is no longer required for this favorable treatment.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: September 28, 2009	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Risk Factors
99.2	Description of Capital Stock